                                                                   EXHIBIT 10.46

ARIS Corporation Professional Services Agreement

This Professional Services Agreement (the "Agreement") is between ARIS Corporation ("ARIS") and Oregon Health Sciences University, ("Client").


1.      Services

ARIS Corporation will provide to Client the Services specified on a standard ARIS Work Order, ARIS Proposal or Client Purchase Order, under the terms of this Agreement. Each Work Order, Proposal or Purchase Order shall specify the Services and applicable fees, and will be governed by the terms of this Agreement. To the extent that the terms and conditions of any ARIS Work Order, Proposal (or any customer purchase order) entered into between the parties conflict with or are inconsistent with the terms and conditions of the Agreement, the terms and conditions of this Agreement shall control.

2.      Fees for Services and Termination

Unless otherwise specified in the applicable Work Order, Proposal or Purchase Order, Services shall be provided to Client on a time and material basis ("T&M"). Rates must be specified on the attached Rate Structure or on a standard Work Order or Proposal. If a dollar limit is stated in the applicable Work Order, Proposal or Purchase Order, the limit shall be deemed an estimate for Client's budgeting and ARIS' resource scheduling purposes; after the limit is expended, ARIS will continue to provide the Services on a T&M basis if a Work Order, Proposal or Purchase Order for continuation of the Services is signed by the parties. Unless otherwise stated in a Work Order or Proposal, any T&M Work Order or Proposal may be terminated by providing to ARIS 14 days written notice of such termination.

3.      Incidental Expenses

Unless otherwise stated in the Work Order, Client shall reimburse ARIS for reasonable travel, communications, and out-of-pocket expenses incurred in conjunction with the services, plus a 10% administrative fee for such expenses.

4.      Invoicing and Payment

ARIS shall invoice Client semi-monthly, unless otherwise expressly specified in a Work Order or Purchase Order. Charges shall be payable thirty (30) days from the date of invoice and shall be deemed overdue if they remain unpaid thereafter. All overdue invoices are subject to an interest charge of 1.5% per month.

5.      Taxes

The charges do not include taxes. If ARIS is required to pay any federal, state, or local taxes based on the Services provided under this Agreement, the taxes shall be billed and paid by Client; this shall not apply to taxes based on ARIS' income.

6.      Term

                                     10.46

This Agreement shall commence on its Effective Date. Either party may terminate this Agreement at any time by providing the other party with at least 14 days written notice. Any Work Order outstanding at the time of termination shall continue to be governed by this Agreement as if it had not been terminated.

7.      Warranty

ARIS warrants that the Services will be performed consistent with generally accepted industry standards.

8.      Limitations on Warranty

CLIENT MUST REPORT ANY DEFICIENCIES IN THE SERVICES TO ARIS IN WRITING
WITHIN THIRTY (30) DAYS OF COMPLETION OF THE SERVICES IN ORDER TO RECEIVE WARRANTY REMEDIES. THE WARRANTY HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS SET FORTH IN PARAGRAPH 9 OF THIS AGREEMENT.

9.      Exclusive Remedy

For any breach of the above warranty, Client's exclusive remedy, and ARIS' entire liability, shall be the reperformance of the Services. If ARIS is unable to reperform the Services as warranted, Client shall be entitled to recover the fees paid to ARIS for the deficient services. IN NO EVENT SHALL ARIS BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM ANY SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR LOST PROFITS OR OTHER ECONOMIC DAMAGES.

10.     Relationship between the Parties

ARIS is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes. Each party will maintain appropriate worker's compensation for its employees as well as general liability insurance.

11.     Authority to Enter Into Agreement

Each party to this Agreement has the authority to enter into and form this Agreement. The individuals signing the Agreement have the authority to act as agents of their respective organizations. Each party acknowledges that they have read this Agreement and will abide by it.

12.     Force Majeure

Neither party will be considered to be in default of this agreement as a result of events beyond their reasonable control. For purposes of this Agreement, such acts shall include, but are not limited to, acts of God, catastrophe, or other "force majeure" events beyond the parties' reasonable control.

13.     Assignment of Contract

The Client may not assign the Agreement or its responsibility for payments to any organization, without written approval by ARIS. ARIS may not assign its responsibilities for performance under the Agreement to any

                                     10.46

organization without written approval of the Client.

14.     Hold Harmless; Indemnity

Client asserts it possesses all the rights and interests in the licensed software necessary to enter into this agreement, and shall indemnify and hold ARIS, its agents and employees harmless from any loss, damage or liability for infringement of any United States patent right or copyright with respect to the use of the licensed software; provided that Client is notified in writing within ten calendar days of suit or claim against ARIS, that ARIS permits Client to defend, compromise or settle said claim of infringement and give Client all available information, assistance and authority to enable Client to do so, provided ARIS fully observes all terms and conditions of this Agreement.

15.     Confidentiality and Non-Disclosure

Except as legally required, the parties agree that neither party shall directly or indirectly disclose or use any Confidential Information without prior written permission from the other party.

"Confidential Information" means any type of confidential or proprietary information or material disclosed to or known by the recipient of such information ("Recipient") as a consequence of or through its relationship with the party disclosing such information, and consisting of information conceived, originated, discovered, or developed in whole or in part by Recipient, which is not part of the public domain or otherwise generally available to the Recipient from independent sources, including but not limited to information which relates to research, development, trade secrets, know-how, inventions, technical data, hardware, software, source codes, object codes, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling, business labs or strategies, and information entrusted by third parties to the party disclosing such information.

16.     Nonsolicitation of Employees

        During the period that this Agreement is in effect and for a period of six (6) months after termination or expiration thereof, each party agrees not to solicit for employment any technical or professional employees of the other party assigned to work on the Project without the prior written approval of the other party.

17.     Insurance and Risk of Loss

The Client bears all responsibility for damages to their equipment and facilities.

18.     Survival of Rights

The rights and responsibilities of sections 14, 15, and 16 shall survive the termination of this Agreement.

19.     Severability

All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provision.

                                     10.46

20.     Governing Law; Attorney's Fees; Venue

This Agreement shall be governed by and construed in accordance with the laws of the state of Washington. In the event of a dispute over this Agreement, the prevailing party shall recover its reasonable attorneys' fees and costs from the breaching party. Venue shall be in King County, Washington.

21.     Entire Agreement

This Agreement constitutes the complete agreement between the parties and supersedes all previous and contemporaneous agreements, proposals, or representations, written or oral, concerning the subject matter of this Agreement. Neither this Agreement nor a Work Order or Purchase Order may be modified or amended except in writing signed by a duly authorized representative of each party: no other act, document, usage, or custom shall be deemed to amend or modify this Agreement, a Work Order, or Purchase Order. It is expressly agreed that any terms and conditions of Client's purchase order shall be superseded by the terms and conditions of this Agreement and the applicable Work Order.


The Effective Date of this Agreement shall be December 5, 1996.



The following individuals, by signing agree to enter into this consulting agreement and to be bound by its provisions.

ARIS Corporation                                        Client
Authorized Signature:_______________________________    Authorized Signature:_______________________________

Name:   ____________________________________________    Name:   ____________________________________________

Title:  ____________________________________________    Title:  ____________________________________________

[ARIS Corp logo]